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                                                                    EXHIBIT 10.9

                                   AGREEMENT
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This Agreement, dated and effective April 1, 1995, is entered into by and between Dennis J. Hegyi, an individual having a residence at 1708 Morton Avenue, Ann Arbor, Michigan 48104 ("Hegyi") and Control Devices, Inc., an Indiana corporation having its principal place of business at Route 35, Standish, Maine 04084 ("CDI").

                                   RECITALS:

     A. Effective the date hereof, Hegyi and CDI have entered into a Consultant's Agreement, an Agreement to Grant License, and three License Agreements with respect to certain products commonly known as the twilight,
solar position, rain and fog sensors.   Such license agreements, together with
the license agreement between the parties hereto dated November 6, 1989, which covers the product commonly known as the solar sensor, are collectively referred to herein as the "License Agreements".

     B. CDI and Hegyi have considered and in the future may consider combining more than one of such sensor products, which individually are defined as Royalty Product(s) in the applicable License Agreements, into one product (a "Combination Product").

     C. CDI and Hegyi wish to confirm in this agreement that only one royalty under Article III of the applicable License Agreements is imposed on the sale of any Combination Product.

     NOW, THEREFORE, based on these premises, the mutual covenants contained herein, and each act done pursuant thereto, the parties hereby agree as follows:

     1.  Definitions.  Unless otherwise indicated, each defined term used herein
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shall have the meaning set forth in the License Agreements.

     2.  Royalty Rate on Combination Products.  CDI's obligation to pay Hegyi a
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royalty under Article III of the License Agreements is imposed only once with respect to the Net Selling Price of any individual unit of Royalty Product included in any Combination Product regardless of the number of Valid Claims or Licensed Patents or the amount of Know-How covering such Combination Product or the number of sensor products included in such Combination Product; provided,
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however, that, for purposes of determination of the royalty payments due under
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the License Agreements, whenever the term "Royalty Products" may apply to a
Combination Product for which more than one royalty rate under the various
Article III provisions of the applicable License Agreements may apply, then the highest applicable individual rate shall be utilized.

     3.  Successors and Assigns.  This Agreement and the provisions hereof shall
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be binding upon and inure to the benefit of each of the parties hereto and their respective successors, heirs, beneficiaries and assigns.

     IN WITNESS WHEREOF, the parties, by their authorized representatives, have executed and delivered this Agreement as of the date first above written.
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                                        CONTROL DEVICES, INC.

                                        By:________________________________

_________________________________       ___________________________________
DENNIS J. HEGYI                         Printed Name, Title

Date:____________________________       Date:______________________________

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